      As filed with the Securities and Exchange Commission on May ___, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                        PHILADELPHIA SUBURBAN CORPORATION
             (Exact name of Registrant as specified in its charter)

        Pennsylvania                                   23-1702594
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ROY H. STAHL
                        Philadelphia Suburban Corporation
                  Executive Vice President and General Counsel
                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               STEPHEN A. JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        ---------------------------------

                                                   CALCULATION OF REGISTRATION FEE
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
                                      Amount                Proposed Maximum           Proposed Maximum                Amount
      Title of Shares            To Be Registered       Offering Price Per Share   Aggregate Offering Price      of Registration Fee
     To Be Registered                 (1)(4)                       (2)                        (3)                        (5)
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
       Common Stock,
      $.50 par value                 1,500,000                   $23.64                  $35,460,000                    $8,865
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------

Post-Effective Amendment No. 1 to the Philadelphia Suburban Corporation's (the "Company") earlier Registration Statement on Form S-3 (File No. 33-42275, originally filed on December 15, 1997, the "1997 Registration Statement") pertaining to the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRP")Registration Statement, filed on March 2, 2001, consolidated, pursuant to Rule 429 promulgated under the Securities Act, shares registered for issuance and sale on the Company's earlier Registration Statements on Form S-3 (File No. 33-26791), Form S-2 (File No. 33-26792), Form S-2 (File No. 33-54292),
Form S-3 (File No. 33-54941), Form S-3 (File No. 33-54943), Form S-3 (File No. 33-64281) and Form S-3 (File No. 033-64301) (each a "Prior Registration Statement" and collectively, the "Prior Registration Statements"). The 1997 Registration Statement together with the Prior Registration Statements registered a total of 740,893 shares for issuance and sale, all of which have been sold. All registration fees associated with shares registered for issuance and sale under the Prior Registration Statements were paid at the time of filing each Prior Registration Statement.

         (1) This Registration Statement on Form S-3 registers One Million Five Hundred Thousand (1,500,000) shares of Common Stock for issuance and sale pursuant to the DRP.
         (2) The proposed maximum offering price per Share was based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 24, 2001, in accordance with Paragraph (c) of Rule 457 ("Rule 457") promulgated under the Securities Act.
         (3) The proposed maximum aggregate offering price was determined in accordance with Rule 457.
         (4) Pursuant to Rule 416 promulgated under the Securities Act this Registration Statement also registers for sale and issuance an indeterminate number of shares of Common Stock that may be issued upon stock splits, dividends or similar transactions, in accordance with the terms of the DRP.
         (5) The Registration fee of $8,865 was calculated in accordance with Rule 457 and paid by wire transfer to the Securities and Exchange Commission on May 25, 2001.

Dividend Reinvestment and Direct Stock Purchase Plan

May, 2001

- You do not need to be one of our existing shareholders to participate in the Plan.
- This Plan gives you a convenient, systematic way to purchase our Common Stock.
- You can increase your ownership by reinvesting dividends at a 5% discount and by making optional cash investments with fees paid by the Company.
- You can own and transfer shares without holding certificates.
- Plan for your future by purchasing your shares through an IRA with fees paid by the Company.

The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

Plan Overview ............................................................... 1

Forward Looking Statements .................................................. 1

A Summary of Important Plan Features ........................................ 2

Administration .............................................................. 3

Internet Access ............................................................. 4

Participation ............................................................... 4

Enrollment .................................................................. 5

Dividend Reinvestment ....................................................... 5

Electronic Deposit of Cash Dividends ........................................ 6

Optional Cash Investments ................................................... 6

Purchase and Source of Shares ............................................... 7

Price of Shares ............................................................. 8

Sale of Shares .............................................................. 8

Individual Retirement Accounts ("IRA") ...................................... 8

Safekeeping of Certificates and Book Entry .................................. 9

Tracking Your Investment .................................................... 9

Obtaining a Stock Certificate ...............................................10

Transfers ...................................................................10

Dividend Payment and Record Dates ...........................................10

Termination of Participation ................................................10

Minimum Account .............................................................11

Minimum Account For Existing Participants ...................................11

Taxes .......................................................................12

Voting ......................................................................12

Handling of Stock Splits and Other Distributions ............................12

Changes to the Plan .........................................................13

Responsibilities of PSC and the Administrator ...............................13

Use of Proceeds .............................................................13

Experts .....................................................................13

Antidilution Provision ......................................................14

Where You Can Find More Information .........................................14

---------------------------------------------------
 Plan Overview
---------------------------------------------------

         This is the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). This Plan provides you with a convenient and economical way to purchase shares of the Company's Common Stock and to reinvest your cash dividends in additional shares. The Plan has various features and you can select those features that meet your investment needs.

         The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

         If you participated in the Company's prior Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan, you are automatically enrolled in the Plan unless you give notice to the contrary. You can withdraw from the Plan at any time and receive either a stock certificate and/or cash for the balance of your account.

         Please read this prospectus carefully. If you are a shareholder of record with a minimum of 5 shares in your account, and wish to participate in the Plan, please sign and execute a Dividend Reinvestment and Direct Stock Purchase Plan Authorization Form (the "Authorization Form"). Investors wishing to make an initial investment of not less than $500 should complete the Dividend Reinvestment and Direct Stock Purchase Plan Enrollment Form (the "Enrollment Form"). either form, when completed, should be mailed to EquiServe, L.P. (the "Administrator") in the envelope provided for your convenience.


---------------------------------------------------
 Forward Looking Statements
---------------------------------------------------

         Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 made based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by, or include the words "in the future," "believes," "expects," "anticipates," "plans" or similar expressions, or the negative thereof. Forward-looking statements in this prospectus, or incorporated by reference in this prospectus, include, but are not limited to, statements regarding:

         -   the availability of internet access to the Administrator's website;
         -   projected capital expenditures and related funding requirements;
         - developments and trends in the water and wastewater utility industries;

         -   opportunities for future acquisitions;
         - the development of new services and technologies by us or our competitors;
         -   the availability of qualified personnel;
         -   general economic conditions; and
         -   merger-related costs and synergies.

         Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

         - changes in general economic, business and financial market conditions;
         - changes in government regulations, including environmental regulations;
         - abnormal weather conditions;
         - changes in capital requirements;
         - our ability to integrate businesses, technologies or services which we may acquire;
         - our ability to manage the expansion of our business;
         - the extent to which we are able to develop and market new and improved services;
         - the effect of the loss of major customers;
         - our ability to retain the services of key personnel and to hire qualified personnel as we expand;
         - unanticipated capital requirements; and
         - cost overruns relating to improvements or the expansion of our operations.

         Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

---------------------------------------------------
 A Summary of Important Plan Features
---------------------------------------------------

- Participation. You may participate in the Plan if you own at least 5 shares of PSC Common Stock that are registered in your name. You may also participate by making an initial minimum investment of $500 either through automatic withdrawal from your bank or by check or money order. All U. S. citizens are eligible to join the Plan, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries or other non-U.S. laws.

- Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends received on your first 100,000 shares toward the purchase of additional shares of our Common Stock, without paying trading fees or commissions. For purposes of this Plan, the term "full dividend reinvestment" means the reinvestment of dividends on all shares held by you in your name under the Plan up to a maximum of 100,000 shares, subject to the Company's discretion.

- Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your bank account.

- Optional Cash Investments. As a shareholder, you can buy additional shares of our Common Stock at any time, without paying trading fees or commissions, for as little as $50. The maximum Optional Cash Investment you may make in any calendar year is $250,000. You can pay by check, money order or have your payment automatically withdrawn from your bank account.

- IRAs. You may establish a traditional IRA, a Roth IRA or an Education IRA which invests in Common Stock through the Plan. The annual maintenance fee will be paid by the Company. IRA contributions and rollovers do not count against a participant's $250,000 annual investment limitation.

- Full Investment. Full investment of your funds is possible because any initial investment and Optional Cash Investments will be used to buy whole and fractional shares. In addition, the full dividend earned on your shares (up to the first 100,000 shares you own), including fractional shares, will be reinvested or paid out as you designate.

- Safekeeping of Certificates. Shares purchased through the Plan will be held by the Administrator for safekeeping. You may also deposit your PSC stock certificates for safekeeping, at no charge.

- Transaction Reporting. You will receive a statement following each transaction showing the details and your share balance in your Plan account.

- Internet Account Access: You can also access your account through the Internet at the Administrator's website: http://www.equiserve.com.
                                              -------------------------

---------------------------------------------------
 Administration
---------------------------------------------------

         EquiServe Trust Company will administer the Plan and act as Agent for the participants. EquiServe Trust Company has designated its affiliate, EquiServe, L.P., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of Common Stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

         For information about the Plan, you can contact the Administrator by calling toll-free:

         EquiServe, L.P.                                      800-205-8314
         Outside the United States call collect:              781-575-3100
         Website address:                                     www.equiserve.com
                                                              -----------------

         All written correspondence and Optional Cash Investments submitted without a proper investment coupon, should be submitted to:

         By mail:          EquiServe, L.P.
                           Attn.: DRP Dept.
                           P.O. Box 43010
                           Providence, RI 02940-3010

         By courier:       EquiServe, L.P.
                           Attn.: DRP Dept.
                           150 Royall Street
                           Canton, MA 02021

         Make check or money order payable to EquiServe in U.S. dollars and drawn on a U.S. bank. Please use the cash investment form at the bottom of your statement.

---------------------------------------------------
 Internet Access
---------------------------------------------------

         You can also obtain information about your account via the Internet on EquiServe's web site http://www.equiserve.com. At the web site, through account access, you can access your share balance, sell shares, request a stock certificate, change dividend payment options, and obtain online forms. To obtain access, you will need your issue and account numbers, which can be found on your dividend check or statement, as well as your password. You can request a new password on-line or by calling EquiServe at 1-800-205-8314.

         We anticipate that, in the future, you will also be able to purchase our stock over the Internet.

---------------------------------------------------
 Participation
---------------------------------------------------

         If you own at least 5 shares of our Common Stock registered in your name, you are eligible to participate in the Plan.

         New investors who would like to become participants in the Plan may join by making a minimum initial Optional Cash Investment of $500 either by check or money order or through automatic withdrawal from your bank account.

         Someone who already owns our Common Stock may open an account for you if they transfer at least 5 shares into an account registered in your name.

         If you open an account for another person by transferring stock from your account, you must transfer a minimum of 5 shares into that account.

---------------------------------------------------
 Enrollment
---------------------------------------------------

         If you already own at least 5 shares of our Common Stock and the shares are registered in your name, fill out the Authorization Form and return it to the Administrator.

         Even if you own shares of our Common Stock but they are held in the name of a bank or broker (that is, "street name"), there is an easy way to become a Plan participant. Simply ask to have the necessary number or all of your shares registered in your name. At least 5 shares must be transferred into your name before you will become eligible to participate.

         If you do not own our Common Stock, or if you wish to establish a separate account, fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for at least $500. You can receive an Enrollment Form by contacting the Administrator through the channels outlined in the Administration section.

         You may also open an account using the Plan's automatic withdrawal feature. Instead of sending in the initial check or money order for at least $500, you may sign up for automatic withdrawal from your bank account, for minimum withdrawals of $50, for at least ten consecutive months. Automatic withdrawal is further defined in the Optional Cash Investments section.

         We anticipate that, in the future, you will be able to make your initial purchase of stock over the Internet.

         If you have participated in our Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan, you will continue to be enrolled in the Plan. You do not need to send in an enrollment form or take any other action unless you want to make a change in your selections under the Plan, or to terminate your participation.

---------------------------------------------------
 Dividend Reinvestment
---------------------------------------------------

         You may choose to reinvest all or a portion of the dividends paid on your first 100,000 shares of our Common Stock. Your dividends will be used to buy additional shares of our Common Stock at a 5% discount from the prevailing market price (see "Price of Shares" on page 8). You have the following options for your dividends:

         - Full Dividend Reinvestment. Your cash dividends received on shares you own up to 100,000 shares will be used to buy additional shares for you

         - Partial Dividend Reinvestment. If you do not want full dividend reinvestment, select a lower number of full shares on which you want your dividends to be paid in cash. The balance of your dividends will be reinvested

         - Optional Cash Only. Your dividends on all of your shares will be paid in cash. You may also make additional optional cash investments.

         If you do not indicate which reinvestment option you want on the enrollment form, you will be automatically enrolled in full dividend reinvestment.

         The Administrator must receive your instructions at least two weeks prior to the dividend record date in order to ensure that your next dividend will be reinvested.

         The 100,000 share reinvestment limitation does not apply to the Company's pension plan or any of its other employee benefit plans.

---------------------------------------------------
 Electronic Deposit of Cash Dividends
---------------------------------------------------

         If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your bank account by completing an Electronic Deposit of Dividends Enrollment Form or by mailing a voided check or deposit slip to the Administrator. Contact the Administrator to receive an Electronic Deposit of Dividends Enrollment Form. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your bank account and fail to notify the Administrator of the change, a check for your dividends will be issued and mailed only after the funds have been returned from the receiving bank.

---------------------------------------------------
 Optional Cash Investments
---------------------------------------------------

         Existing registered shareholders, which are participants in the Plan, may buy additional shares of our Common Stock at any time by investing at least $50. Your total Optional Cash Investment may not exceed $250,000 in a calendar year. Interest will not be paid on amounts held pending investment.

- By check or money order. Mail your check or money order with the cash investment form from the bottom of your account statement to the address on the cash investment form. Do not send cash. All checks should be in U. S. funds and drawn from a U. S. bank. All payments should be made to EquiServe. In the event that a check or money order is returned unpaid for any reason to the Administrator by the bank on which it is drawn, the

     Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

     - By automatic withdraw from your bank account. All automatic withdrawal enrollment information must be received at least 30 days prior to the first debit date. Funds will be deducted from your bank account on the first business day of each month. If this date falls on a bank holiday, or non-business day, funds may be deducted on the next business day. These funds may be commingled with other optional cash investments. All funds automatically withdrawn from your bank account will be invested on the second Tuesday, or next following business day, of the month. You must contact the Administrator at least 7 business days prior to the debit date to change or terminate automatic withdrawal. In the event that an automatic withdrawal is not honored for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

---------------------------------------------------
 Purchase and Source of Shares
---------------------------------------------------

         Shares purchased with initial, optional or IRA investments will be purchased by the Administrator in the open market. The Company will pay fees incurred for the purchase of shares. The Administrator will invest your funds as promptly as practicable, at least once each week. However, funds automatically withdrawn from your bank account will be invested as specified above in "Optional Cash Investments - By automatic withdrawal from your bank account." Funds may not be returned once they have been submitted to the Administrator. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our Common Stock within 30 days, the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment.

         Shares purchased with reinvested dividends will be new or treasury shares purchased directly from the Company. However, we may also have the Administrator purchase these shares in the open market. If this occurs, we will pay the trading fees incurred. All dividends will be invested independently from optional cash investments.

         Please note that you will not be able to direct the Administrator to purchase shares at a specific time or at a specific price.

---------------------------------------------------
 Price of Shares
---------------------------------------------------

         Open market purchases for initial, optional and IRA investments will be 100% of the weighted average per share price of shares purchased by the Administrator to satisfy Plan requirements. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 95% of the weighted average price of shares purchased. We will pay all trading fees in connection with open market purchases.

         For original issue or treasury shares purchased from us to meet the dividend reinvestment requirement under the Plan, your price per share will be 95% of the average of the daily high and low trading prices quoted on the NYSE-Composite Transactions listing for the five trading days preceding the dividend payment date.

---------------------------------------------------
 Sale of Shares
---------------------------------------------------

         You can sell some or all of the shares held in your Plan account, or any other eligible book entry shares, by calling the Administrator at 1-800-205-8314, contacting the Administrator online, or by mailing the form attached to your Plan statement. The Company is not responsible for trading fees incurred in the sale of shares.

         The Administrator will sell shares in a timely manner upon receipt of your instructions. Sales will be made at least weekly and more frequently if volume dictates. The sale price for Plan Participants will be the weighted average sale price received by the Administrator for all sales during the period required to complete the sales. You will receive the proceeds of the sale, minus a $15.00 transaction fee, brokerage commissions and any applicable transfer taxes.

         Please note that the Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares and sell them through a broker of your own choosing.

         If your holding in any account falls below 5 shares, the Administrator may close that account out of the Plan as described in the "Minimum Account" and "Minimum Account for Existing Participants" sections of this prospectus.

---------------------------------------------------
 Individual Retirement Accounts ("IRA")
---------------------------------------------------

         You may establish an IRA of our Common Stock by returning completed IRA Enrollment Forms together with your contribution to the IRA Trustee. If you are already a shareholder of at least 5 shares, you may open an IRA with as little as $50. If you are not a shareholder, the minimum contribution to open an IRA is $500.

         You may also open an IRA to receive a cash rollover or a transfer of PSC shares from another IRA or qualified retirement plan. The IRA Trustee will invest the cash rollovers into shares of our Common Stock.

         IRA contributions and rollovers will not count against the $250,000 maximum investment limit under the Plan.

         Annual maintenance fees charged by the IRA Trustee will be paid by PSC.

         If you are interested in opening an IRA, Roth IRA or Education IRA, you may obtain IRA forms and a disclosure statement from EquiServe, L.P., which will administer the IRA. For information, call the EquiServe IRA Department at its toll-free number, 1-800-472-7428.

---------------------------------------------------
 Safekeeping of Certificates and Book Entry
---------------------------------------------------

         For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book-entry form. You may, however, request a stock certificate, free of charge, by contacting the Administrator at any time.

         If you are holding certificates for PSC stock, you may use the Plan's "safekeeping" service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

         To use the safekeeping service, send your certificates to the Administrator by registered mail, return receipt requested to the address listed on page 3. YOU SHOULD NOT ENDORSE THE STOCK CERTIFICATE BEFORE YOU SEND IT IN.

---------------------------------------------------
 Tracking Your Investment
---------------------------------------------------

         The Administrator will send a statement confirming the details of each transaction you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will mail you an annual statement reflecting your holdings.

         You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

         Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate statement requests.

---------------------------------------------------
 Obtaining a Stock Certificate
---------------------------------------------------

         To obtain a stock certificate for all or a portion of your full shares, please contact the Administrator or complete the transaction form at the bottom of your statement and submit it to the Administrator and the certificate will be issued at no cost to you. If your request involves a fractional share, a check (less any fees) for the value of the fractional share will be mailed to you.

         If you want the certificate issued in a name other than your Plan account registration, the Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.

---------------------------------------------------
 Transfers
---------------------------------------------------

         You may transfer or give PSC Common Stock to anyone you choose by:

         - Making an initial $500 cash investment to establish a new account in the recipient's name; or

         - Making an Optional Cash Investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $250,000 in one calendar year; or

         - Transferring at least 5 shares from your account to the recipient.

         If you would like transfer instructions and documentation sent to you or if you need additional assistance, please contact the Administrator at 1-800-205-8314.

---------------------------------------------------
 Dividend Payment and Record Dates
---------------------------------------------------

         If a dividend is declared in the future, then we anticipate that the normal dividend payment dates will be the first day of March, June, September and December. The record date usually precedes the dividend payment date by 10 business days.

         In order to be the owner of record and eligible to receive the quarterly dividend, your shares must have been purchased and the transaction settled three trading days prior to the record date (the x-dividend date).

---------------------------------------------------
 Termination of Participation
---------------------------------------------------

         If you wish to stop reinvesting your dividends, or to stop automatic monthly investments, please use the transaction form from the bottom of your statement or contact the Administrator. The Administrator must receive your request at least 7 business days before the dividend payable date or it will not be processed until after the dividend is reinvested.

---------------------------------------------------
 Minimum Account
---------------------------------------------------

         After you have made your initial contribution of $500 by automatic withdrawal, check or money order you must, all the time you are enrolled in the plan, keep a minimum number of 5 shares of stock in your account. If you keep less than 5 shares in your account, the Administrator will contact you, at your record address, to notify you that your account will be closed within sixty (60) days. You will then have sixty (60) days from that date to purchase enough shares to have at least 5 shares in your account.

         If the above time period passes without the account holder meeting the 5-share limit, the Administrator will close the account. A certificate representing any whole shares and a check representing any fractional shares will be sent to the account holder's address of record, thereby closing the account. To resume participation in the plan the former account holder will have to enroll again or otherwise re-enter the plan.

         Alternatively, the Company may, at its sole discretion, chose to offer to repurchase your shares. If the Company chooses to offer to repurchase your shares, you will be notified at your address of record of the Company's offer. The Company will pay you the fair market value of your shares, determined in accordance with the then applicable share repurchase program. If you chose not to accept the Company's repurchase offer, then your account will be closed in accordance with the procedures above.

---------------------------------------------------
 Minimum Account For Existing Participants
---------------------------------------------------

         If, as of the date of this prospectus you are already enrolled in the Plan, either through your own contributions or transfers of shares into your name and your account has less than 5 shares in it, the Administrator will notify you, at your address of record, that your account will be closed unless you increase the number of shares held in it. Then you will have until October 31, 2001 to increase the number of shares in your account to 5 or more. If you decide not to increase the number of shares in your account, after October 31, 2001, the Administrator shall close your Plan account. Notice of closure, a certificate representing all whole shares and a check representing any fractional shares will be sent to your address of record and you will cease to be a participant in the Plan. If you wish to participate in the Plan again, you will have to re-enroll or otherwise re-enter the Plan.

         If your account holds less than 5 shares and you do not wish to increase the number of shares in the account or receive stock certificates after October 31, 2001, you may contact the Company before October 31, 2001 and request that they repurchase your shares. The Company is under no obligation whatsoever to buy back your shares. However, if the Company, at its sole discretion, decides to repurchase your shares, then the Company will pay you the fair market value of your shares determined in accordance with the then applicable share repurchase program. You may contact the Company for the details of the then applicable share repurchase program.

         If you choose to remain in the Plan after October 31, 2001, and have increased the number of shares in your account to 5 or more, then after that date you must keep a minimum of 5 shares in your account or be subject to the account closing procedures detailed above in "Minimum Account."

---------------------------------------------------
 Taxes
---------------------------------------------------

         All dividends paid to you - whether or not they are reinvested - are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. If you are reinvesting your dividends, the value of the 5% discount from the purchase price of the shares and the calculated fair market value will also be reported as taxable income.

         All shares of stock that are sold through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

         Be sure to keep your statements of account for income tax purposes. A fee of $20.00 per year requested may be incurred to furnish historical information. If you have questions about the tax basis of any transactions, please consult your own tax advisor.

---------------------------------------------------
 Voting
---------------------------------------------------

         For any shareholder meeting you will receive a proxy for full and fractional shares that will cover all of our Common Stock that you hold, both in the Plan and in the form of stock certificates in the same name. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.

---------------------------------------------------
 Handling of Stock Splits and Other Distributions
---------------------------------------------------

         If we declare a stock split or stock dividend, we will credit your account with all appropriate stock split or stock dividend shares. Stock certificates can be withdrawn from the Plan by submitting a transaction form or letter to the Administrator. In the case of Partial Reinvestment, participants may wish to adjust the number of shares they receive cash dividends on by obtaining and completing a new Authorization Form.

         If we decide to distribute shares in book-entry form (rather than certificates), these shares will be added to your account under this Plan. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

         In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan plus any shares held by you in the same name). A single set of materials will be distributed that will allow you to exercise your total rights.

---------------------------------------------------
 Changes to the Plan
---------------------------------------------------

         We may add to or modify the Plan at any time. Similarly, we may, at any time, waive, suspend or terminate the Plan, or any provision of the Plan. We will send you written notice of any significant changes, suspensions or termination.

---------------------------------------------------
 Responsibilities of PSC and the Administrator
---------------------------------------------------

         Neither PSC nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus. Neither PSC nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

---------------------------------------------------
 Use of Proceeds
---------------------------------------------------

         The proceeds from the sale by us of newly-issued or treasury shares offered will be used for general corporate purposes. All other shares of Common Stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.

---------------------------------------------------
 Experts
---------------------------------------------------

         The consolidated financial statements incorporated in the Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated balance sheet and the statement of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of income and comprehensive income, and cash flow for each of the years in the two-year period ended December 31, 1999, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         Morgan, Lewis & Bockius LLP, our outside counsel, has given its opinion regarding the validity of the Common Stock covered by this prospectus.

---------------------------------------------------
 Antidilution Provision
---------------------------------------------------

         The aggregate number of shares of Common Stock registered for issuance and purchase under the Plan, as provided in the Registration Statement, of which this prospectus forms a part, the maximum number of shares that may be purchased by a Participant and the calculation of the purchase price per share may be appropriately adjusted by the Company to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

---------------------------------------------------
 Where You Can Find More Information
---------------------------------------------------

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. and at its regional offices in New York and Chicago. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).
                                                       -------------------

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

- Annual Report on Form 10-K for the year ended December 31, 2000.

- Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

- The description of our Common Stock is contained in our Registration under
  Section 12 of the Securities Exchange Act of 1934 including any amendment or report updating such description.

- The description of our Shareholders Rights Plan is contained in our Form 8-A Registration Statement filed March 17, 1998.


         You may request a copy of any documents that we incorporate by reference at no cost by telephoning 1-610-527-8000 or writing us at the following address:

                        Philadelphia Suburban Corporation
                        Shareholder Services
                        762 W. Lancaster Avenue
                        Bryn Mawr, PA 19010

         You should rely only on the information contained or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the prospectus is accurate as of any date other than the date of this prospectus (May 25, 2001).

[GRAPHIC      Philadelphia Suburban Corporation        EquiServe, L.P.
 OMITTED]     Dividend Reinvestment and Direct Stock   P.O. Box 43010
              Purchase Plan Enrollment Form            Providence, RI 02940-3010
====================================================================================================================================
Enrolling     I wish to enroll in the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the
in the        "Plan") by making an initial investment. Enclosed is a check or money order for $_______ ($500 minimum/$250,000
Plan          maximum annually) payable to "EquiServe-PSC". I also realize that I have the option of enrolling in automatic monthly withdrawal by completing the section listed below.


----------------------------------------------------------------------------
|                                                                          |    Please note any address corrections directly on
|                                                                          |    this form to the left.
|                                                                          |
|                                                                          |    Please provide your day and evening phone numbers
|                                                                          |    to assist us in processing your enrollment.
|                                                                          |
|                                                                          |    Daytime Phone: (  ) -_____________________
|                                                                          |
|                                                                          |    Evening Phone: (  ) -_____________________
----------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Account       ---------------------------------------------------------------------------------------------------------------------
Registra- / / Check here if registration desired matches mailing       Social Security Number
tion          information above.                                                             --------------------------------------


          / / INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.
Please
check one     ---------------------------------------------------------------------------------------------------------------------
box and       Owner's First Name    M.I.  Last Name      Owner's Social Security     Joint Owner's First   M.I.  Last Name
provide all                                                       Number                      Name
requested
informa-  / / CUSTODIAL. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor
tion.         becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.
Please
print         ----------------------------------------------------------------------------------------------------------------------
clearly.      Custodian's First Name    M.I.         Last Name

              ----------------------------------------------------------------------------------------------------------------------
              Minor's First Name        M.I.         Last Name       Minor's Social Security Number    Minor's State of Residence

         / /  TRUST. Account is established in accordance with provisions of a trust agreement.

              ----------------------------------------------------------------------------------------------------------------------
              Trustee Name              Name of Trust              Trust Date         Tax ID Number            Beneficiary

------------------------------------------------------------------------------------------------------------------------------------

Dividend      You may choose to reinvest all, some or none of the dividends paid on Company Stock (up to a 100,000 share limitation)
Election      registered in your name and held for you under the Plan. If you do not indicate a choice, you automatically be enrolled in the Plan under Full Dividend Reinvestment.

Please   / /  Full Dividend ReinvestmentI wish to reinvest all of my Common Stock dividends in additional shares of Common Stock. I
check one     may also make optional payments to the Plan. (You will not receive a dividend check.)
box and
provide  / /  Partial Dividend Reinvestment I wish to have cash dividends on __________  whole shares of Common Stock sent to me in
the           cash, and dividends on the rest of my shares of Common Stock reinvested in additional shares of Common Stock.
requested     I may also make optional payments to the Plan.
informa-
tion
         / /  Optional Cash Only  I wish to make only optional cash payments to the Plan. (You will receive a dividend check for all shares.)

------------------------------------------------------------------------------------------------------------------------------------

              By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint EquiServe Trust Company as my agent to
Signatures    apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to EquiServe.

              All joint owners must sign.

              Certification: Under penalties of perjury, I also certify that: (1) The number shown on this form is my correct
              Social Security Number or taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have  not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

              ----------------------------------------------------------------------------------------------------------------------
              Signature                                 Date           Signature                                Date

------------------------------------------------------------------------------------------------------------------------------------
         / /  AUTOMATIC WITHDRAWAL You may authorize automatic monthly deductions from your personal bank account. The Plan
              Administrator will invest these withdrawals in Philadelphia Suburban Corporation's Common Stock and credit the account
Automatic     you designate above. To initiate these deductions, please complete the reverse side of this form and check this box.
Withdrawal    Your authorized monthly withdrawals from your bank account must be for at least $50 and cannot exceed $250,000 in a calendar year. If you are enrolling in Automatic Withdrawal in place of making an initial deposit of $500 or greater, you must continue Automatic Withdrawal for at least ten consecutive months.
====================================================================================================================================
              52-2937 Rev 5/01                          SEE REVERSE

====================================================================================================================================

Automatic      Please complete the information below to commence automatic withdrawals from your bank account to purchase additional
Withdrawal     shares. Deductions and investments will continue as specified until you notify EquiServe Trust Company to change or
Application    discontinue them. You must notify EquiServe Trust Company at least seven (7) business days prior to the debit date as defined in the plan prospectus for any change in the amount withdrawn or any termination to be effective... In such event, you will be charged a $25.00 fee by EquiServe Trust Company and you may be charged an additional fee by your bank for insufficient funds.

               Please see sample below illustrating where these numbers can be found.

               ABA Routing Number                               Checking or Money Market   Savings
               --- ---  --- --- --- --- --- --- ---                      ---                 ---
               | | | |  | | | | | | | | | | | | | |                      | |                 | |
               --- ---  --- --- --- --- --- --- ---                      ---                 ---


               Bank Account Number
               --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
               | | | | | | | | | | | | | | | | | | | | | | | | | | | | | | | |  -----------------------------------------
               --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---  Name on Account (Please Print)

               Amount to be Withdrawn
               --- ---  --- --- ---  --- ---
               | | | | ,| | | | | | .| | | |
               --- ---  --- --- ---  --- ---
                                                                                -----------------------------------------
               I hereby authorize EquiServe Trust Company to make monthly       Name of Financial Institution
               automatic transfers of funds from my savings/checking account
               in the amount indicated on this form. These funds will be used   -----------------------------------------
               to purchase common shares of beneficial interest for my          Mailing Address of Financial Institution
               account. Note: If Joint Account, both holders must sign.
                                                                                -------------------------------------------
                                                                                City               State               Zip


               ------------------------------------------------------------------------------------------------------------------
               Signature                                        Date              Signature                                  Date





                         ============================================================================================

                         John Smith                                                        63-85
                         123 Your Street                                                   -----       0752
                         Anywhere, USA 12345                                                670
                                                                     _______________ 20 __________

                         PAY TO THE                                                         --------------
                         ORDER OF _____________________________________________________    $|            |
                                                                                            --------------
                         ______________________________________________________________    DOLLARS
                         YOUR           000-001
                         BANK           123 Main Street
                                        Anywhere, USA 12345

                         FOR _________________________________________________           SAMPLE (NON-NEGOTIABLE)
                                                                                         ------------------------
                                        A063000047A             1234567890C                      0752
                         ============================================================================================
                                        ABA Number              Account Number               Check Number
                                                                                     (Do not include as part of your
                                                                                           Bank Account Number)

      PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution

               The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby:

               Securities and Exchange Commission Registration Fee      $  9,000
               Printing and Engraving                                     15,000
               Accounting Services                                         7,000
               Legal Services                                             15,000
               NYSE Listing Fees                                           1,500
               PHSE Listing Fees                                           1,250
               Transfer Agent Fees                                        60,000
               Miscellaneous                                               5,000
                                                                        --------
                        Total                                           $113,750


Item 15.       Indemnification of Directors and Officers

               Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

               Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

               Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

                Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorized indemnification only of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

                 Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

                Section 7.04 of the Company's Bylaws also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

                The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 16. Exhibits, Financial Statement Schedules and Index to such Exhibits and Schedules

                The exhibits filed as part of this Registration Statement are as follows:

         Exhibit
         Number         Description

         3.1            Restated Articles of Incorporation*

         3.2            Bylaws of Registrant (1)

         4.3            Rights Agreement (2)

         5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities when issued.*

         23.1           Consent of PricewaterhouseCoopers LLP*

         23.2           Consent of  KPMG LLP.*

         23.3 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereunder.)*

         24.1           Power of Attorney (included on signature page).
         -----------------
 *       Filed herewith
(1) Incorporated by reference from Registration Statement on Form S-3 filed August 3, 2000 (Exhibit No. 4.2)
(2) Incorporated by reference from Current Report on Form 8-K dated February 26, 1988 (Exhibit No. 1).

Item 17.          Undertakings

                  (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relative to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (4) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the fore-going provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Commonwealth of Pennsylvania, on this 25th day of May, 2001.

                                         PHILADELPHIA SUBURBAN CORPORATION



                                         By: /s/ Nicholas DeBenedictis
                                            ------------------------------------
                                            Nicholas DeBenedictis
                                            Chairman and Chief Executive Officer

                  Each person whose signature appears below hereby constitutes and appoints Nicholas DeBenedictis and David P. Smeltzer his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent Registration Statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                   Date
         /s/Nicholas DeBenedictis         Director, Chairman and Chief                   May 25, 2001
         -----------------------------    Executive Officer (Principal
         Nicholas DeBenedictis            Executive Officer)


         /s/ David P. Smeltzer            Senior Vice President - Finance and Chief      May 25, 2001
         -----------------------------    Financial Officer (Principal Financial and
         David P. Smeltzer                Accounting Officer)


         /s/ Mary C. Carroll              Director                                       May 25, 2001
         -----------------------------
         Mary C. Carroll

                                          Director                                       ___ __, 2001
         -----------------------------
         G. Fred DiBona, Jr.


         /s/ Richad H. Glanton, Esq.      Director                                       May 25, 2001
         -----------------------------
         Richard H. Glanton, Esq.


                                          Director                                       ___ __, 2001
         -----------------------------
         Richard J. Heckmann


         /s/ Alan R. Hirsig               Director                                       May 25, 2001
         -----------------------------
         Alan R. Hirsig


                                          Director                                       ___ __, 2001
         -----------------------------
         John F. McCaughan


         /s/ John E. Menario              Director                                       May 25, 2001
         -----------------------------
         John E. Menario


         /s/ John E. Palmer               Director                                       May 25, 2001
         -----------------------------
         John E. Palmer


         /s/ Andrew D. Seidel             Director                                       May 25, 2001
         -----------------------------
         Andrew D. Seidel


         /s/ Richard L. Smoot             Director                                       May 25, 2001
         -----------------------------
         Richard L. Smoot


         /s/ Robert O.Viets               Director                                       May 25, 2001
         -----------------------------
         Robert O. Viets